EXHIBIT 99.2

                         ST. FRANCIS CAPITAL CORPORATION
          SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON _________, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby acknowledges receipt of the notice of special meeting of shareholders and the proxy statement/prospectus and revoking any proxy heretofore given, hereby constitutes and appoints Ms. Julia H. Taylor or Mr. David J. Drury, directors of St. Francis Capital Corporation (the "Company"), to represent and to vote, as designated on reverse side, all the shares of common stock of the Company held of record by the undersigned on _________, 2003, at the special meeting that will be held on ___________, 2003, at _______ a.m. local time, at the _______________, and at any adjournments or postponements thereof.

         This proxy is revocable and will be voted as directed on reverse side, but if no instructions are specified, this proxy will be voted FOR each of the matters listed on the reverse side. If any other business is presented at the special meeting or any adjournments or postponements thereof, this proxy will be voted by the named proxies in their best judgment and discretion. At the present time, the board of directors of the Company knows of no other business to be presented at the special meeting.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


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      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

                        SPECIAL MEETING OF SHAREHOLDERS
                        ST. FRANCIS CAPITAL CORPORATION
                                _____________, 2003

              \/ Please Detach and Mail in the Envelope Provided \/
--------------------------------------------------------------------------------



A.       PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE. |X|

1. Adoption and approval of Agreement and Plan of Reorganization dated as of May 20, 2003 by and between MAF Bancorp, Inc. and St. Francis Capital Corporation.

            FOR                 AGAINST                   ABSTAIN
            |_|                   |_|                       |_|


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.

                              Check appropriate box and indicate changes below:

                                                     Address Change?   |_|

                                                     Name Change?      |_|

Signature                      Signature
of Shareholder________________ of Shareholder ___________________ Dated:________


         NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.